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As filed with the Securities and Exchange Commission on February 14, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED

(Exact name of issuer as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

UNITEDHEALTH GROUP CENTER
9900 BREN ROAD EAST
MINNETONKA, MINNESOTA 55343

(Address of Principal Executive Offices, including Zip Code)

MCM 1995 STOCK OPTION PLAN
MANAGED CARE SOLUTIONS 1996 STOCK OPTION PLAN
MCM 1995 DIRECTORS' STOCK OPTION PLAN
MANAGED CARE SOLUTIONS 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
MANAGED CARE SOLUTIONS 1998 CEO STOCK OPTION PLAN
LIFEMARK CORPORATION 1999 EXECUTIVE STOCK OPTION AND OWNERSHIP PLAN
LIFEMARK CORPORATION 2000 NON-EMPLOYEE DIRECTOR STOCK PLAN
MEDICUS 1991 STOCK OPTION PLAN
MEDICUS 1994 STOCK OPTION PLAN

(Full title of the plan)

Copy to:
DAVID J. LUBBEN, ESQ.	JAMES D. ALT, ESQ.
General Counsel & Secretary	Dorsey & Whitney LLP
UnitedHealth Group Incorporated	Pillsbury Center South
UnitedHealth Group Center	220 South Sixth Street
9900 Bren Road East	Minneapolis, Minnesota 55402
Minnetonka, Minnesota 55343	(612) 340-2803
(612)936-1300
(Name, address and telephone number of agent for services)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock ($.01 par value)	193,997	$59.05	$11,455,523	$2,864

(1)
The number of shares being registered for each Plan is as follows: 57,146 shares for the MCM 1995 Stock Option Plan, 30,249 shares for the Managed Care Solutions 1996 Stock Option Plan, 11,203 shares for the MCM 1995 Directors' Stock Option Plan, 19,606 shares for the Managed Care Solutions 1996 Non-Employee Director Stock Option Plan, 22,407 shares for the Managed Care Solutions 1998 CEO Stock Option Plan, 30,809 shares for the Lifemark Corporation 1999 Executive Stock Option and Ownership Plan, 9,336 shares for the Lifemark Corporation 2000 Non-Employee Director Stock Plan, 2,067 shares for the Medicus 1991 Stock Option Plan, and 11,174 shares for the Medicus 1994 Stock Option Plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 9, 2001.

Part II

Item 3.  Incorporation of Certain Documents by Reference

    The following documents that we have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference as part of this Registration Statement:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

  •
  Our Current Reports on Form 8-K filed on March 7, 2000 and November 17, 2000.

  •
  The description of our Common Stock contained in our Registration Statement on Form 8-A (file #0-13253) filed September 20, 1991.

    All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers

    Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

    Our Amended and Restated Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521 of the Minnesota Business Corporation Act. We maintain a standard policy of officers and directors insurance.

Item 8.  Exhibits

Exhibit Number	Description
4.1	Second Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999)
4.2	Amended and Restated Bylaws of the Registrant
5	Opinion of the General Counsel of the Registrant
15	Letter re Unaudited Interim Financial Information
23.1	Consent of Arthur Andersen LLP, independent public accountants
23.2	Consent of the General Counsel of the Registrant (included in Exhibit 5 above)
24	Power of Attorney

Item 9.  Undertakings

A.
Post-Effective Amendments

    The registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
Subsequent Documents Incorporated by Reference

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Claims for Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 14th day of February, 2001.

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire, M.D. Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities indicated on the 14th day of February, 2001.

/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire	Director and Chief Executive Officer (principal executive officer)
/s/ PATRICK J. ERLANDSON Patrick J. Erlandson	Chief Financial Officer and Chief Accounting Officer (principal financial and accounting officer)
* William C. Ballard, Jr.	Director
* Richard T. Burke	Director
* Stephen J. Hensley	Director
* James A. Johnson	Director
* Thomas H. Keen	Director
* Douglas W. Leatherdale	Director

Walter F. Mondale	Director
* Mary P. Mundinger	Director
* Robert L. Ryan	Director
* William G. Spears	Director
Gail R. Wilensky	Director
*By:	/s/ DAVID J. LUBBEN As Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.2	Amended and Restated Bylaws of the Registrant
5	Opinion of the General Counsel of the Registrant
15	Letter re Unaudited Interim Financial Information
23.1	Consent of Arthur Andersen LLP, independent public accountants
23.2	Consent of the General Counsel of the Registrant (included in Exhibit 5 above)
24	Power of Attorney

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Part II
SIGNATURES
EXHIBIT INDEX